Exhibit 99.2
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(US$ 000’s, except per share data)
(Unaudited)

	For the Three Months Ended					For the Twelve Months Ended
	March 31 2012	June 30 2012	September 30 2012		December 31 2012	December 31 2012
Net revenues	$167,433	211,222	$140,092		$253,338	$772,085
Operating expenses:
Content costs	86,931	89,823	75,584		115,918	368,256
Other operating costs	29,987	37,771	33,340		37,937	139,035
Depreciation of property, plant and equipment	11,880	10,747	11,711		10,160	44,498
Amortization of broadcast licenses and other intangibles	12,483	12,715	10,198		11,231	46,627
Cost of revenues	141,281	151,056	130,833		175,246	598,416
Selling, general and administrative expenses	36,455	36,516	27,660		38,741	139,372
Impairment charge	—	—	—		522,490	522,490
Operating (loss) / income	(10,303)	23,650	(18,401)		(483,139)	(488,193)
Interest income	214	171	213		181	779
Interest expense	(31,824)	(31,129)	(32,492)		(32,325)	(127,770)
Gain / (loss) on extinguishment of debt	—	448	—		(646)	(198)
Foreign currency exchange gain / (loss), net	23,394	(40,312)	16,755		5,085	4,922
Change in fair value of derivatives	927	47,398	559		143	49,027
Other income / (expense)	209	(158)	108		742	901
(Loss) / income before tax	(17,383)	68	(33,258)		(509,959)	(560,532)
Credit for income taxes	3,570	3,073	621	621	6,875	14,139
Net (loss) / income	(13,813)	3,141	(32,637)		(503,084)	(546,393)
Net loss attributable to noncontrolling interests	421	815	588		8,889	10,713
Net (loss) / income attributable to CME Ltd.	$(13,392)	$3,956	$(32,049)		$(494,195)	$(535,680)

Net (loss) / income	(13,813)	3,141	(32,637)		(503,084)	(546,393)
Currency translation adjustment	67,090	(98,552)	41,246		18,867	28,651
Comprehensive income / (loss)	$53,277	$(95,411)	$8,609		$(484,217)	$(517,742)
Comprehensive loss attributable to noncontrolling interests	427	750	605		8,835	10,617
Comprehensive income / (loss) attributable to CME Ltd.	$53,704	$(94,661)	$9,214		$(475,382)	$(507,125)

Segment Data

In the first quarter of 2013, the Company changed the composition of its operating segments. From January 1, 2013, we manage our business on a geographical basis, with six operating segments: Bulgaria, Croatia, the Czech Republic, Romania, the Slovak Republic and Slovenia, which are also our reportable segments and our main operating countries.  These new operating segments reflect how CME Ltd.’s operations are managed by segment managers, how operating performance within the Company is evaluated by senior management and the structure of our internal financial reporting.  We have recast all periods from the year ended December 31, 2012 to conform to the new segment presentation. The change in composition of our operating segments had no effect on previously reported net revenue or net loss for the year ended December 31, 2012 or for net revenue and net loss / income for any of the three-month periods within the twelve months ended December 31, 2012.

Our segments generate revenues primarily from the sale of advertising and sponsorship on our channels. This is supplemented by revenues from cable and satellite television service providers to carry our channels on their platforms. The segments also generate third party revenues through the sale of broadcast and distribution rights to third parties, the sale of DVD and Blu-ray discs to wholesale and retail clients primarily in Romania and the Czech Republic, display and video advertising on our websites, and subscriptions on Voyo.

We evaluate the performance of our segments based on net revenues and OIBDA. OIBDA, which includes program rights amortization costs, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets. Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their OIBDA, include stock-based compensation and certain other items.

Our key performance measure of the efficiency of our segments is OIBDA margin. OIBDA margin is the ratio of OIBDA to net revenues.

We believe OIBDA is useful to investors because it provides a more meaningful representation of our performance as it excludes certain items that either do not impact our cash flows or the operating results of our operations. OIBDA is also used as a component in determining management bonuses. Intersegment revenues and profits have been eliminated in consolidation.

OIBDA may not be comparable to similar measures reported by other companies.

Below are tables showing our recast net revenues and OIBDA by segment for the three months ended March 31, 2012, June 30, 2012, September 30, 2012, and December 31, 2012 as well as the twelve months ended December 31, 2012.

	For the Three Months Ended				For the Twelve Months Ended
Net revenues	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012

Bulgaria	$19,331	$22,955	$15,128	$27,827	$85,241
Croatia	12,879	16,858	9,827	19,735	59,299
Czech Republic	58,958	76,853	51,566	90,720	278,097
Romania	43,351	51,777	39,847	60,576	195,551
Slovak Republic	19,372	24,590	17,633	34,579	96,174
Slovenia	15,524	20,903	10,013	22,455	68,895
Intersegment revenues(1)	(1,982)	(2,714)	(3,922)	(2,554)	(11,172)
Total net revenues	$167,433	$211,222	$140,092	$253,338	$772,085

(1) Reflects revenues earned from the sale of content to other country segments in CME.  All other revenues are third party revenues.

	For the Three Months Ended				For the Twelve Months Ended
OIBDA	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012

Bulgaria	$(1,221)	$3,376	$498	$10,468	$13,121
Croatia	1,568	5,391	(717)	1,682	7,924
Czech Republic	23,264	31,403	11,232	40,366	106,265
Romania	1,152	9,476	3,881	3,107	17,616
Slovak Republic	(498)	2,371	(3,061)	9,792	8,604
Slovenia	2,770	6,083	(1,606)	7,686	14,933
Elimination	(478)	(158)	(192)	69	(759)
Total Operating Segments	26,557	57,942	10,035	73,170	167,704
Corporate	(12,497)	(10,830)	(6,527)	(12,428)	(42,282)
Total OIBDA	$14,060	$47,112	$3,508	$60,742	$125,422

Reconciliation to consolidated statements of operations and comprehensive income:	For the Three Months Ended				For the Twelve Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012
Total OIBDA	$14,060	$47,112	$3,508	$60,742	$125,422
Depreciation of property, plant and equipment	(11,880)	(10,747)	(11,711)	(10,160)	(44,498)
Amortization of intangible assets	(12,483)	(12,715)	(10,198)	(11,231)	(46,627)
Impairment charge	—	—	—	(522,490)	(522,490)
Operating loss	(10,303)	23,650	(18,401)	(483,139)	(488,193)
Interest expense, net	(31,610)	(30,958)	(32,279)	(32,144)	(126,991)
Gain / (loss) on extinguishment of debt	—	448	—	(646)	(198)
Foreign currency exchange gain / (loss), net	23,394	(40,312)	16,755	5,085	4,922
Change in fair value of derivatives	927	47,398	559	143	49,027
Other income / (expense)	209	(158)	108	742	901
Credit for income taxes	3,570	3,073	621	6,875	14,139
Net (loss) / income	$(13,813)	$3,141	$(32,637)	$(503,084)	$(546,393)

	For the Three Months Ended				For the Twelve Months Ended
Revenue by type:	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012
TV advertising revenue	$134,199	$170,157	$103,024	$208,853	$616,233
Subscription and carriage fees	10,090	10,808	10,893	11,566	43,357
Other	23,144	30,257	26,175	32,919	112,495
Total net revenues	$167,433	$211,222	$140,092	$253,338	$772,085